UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	July 10, 2007

Journal Communications, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-31805	20-0020198
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

333 West State Street, Milwaukee, Wisconsin 53203
(Address of principal executive offices, including zip code)

(414) 224-2616
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On July 10, 2007, the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Journal Communications, Inc. (the “Company”) recommended to the full Board that Mr. Owen Sullivan be elected to the Board. On July 10, 2007, Mr. Sullivan was elected to the Board by the vote of the Board without shareholder approval. Mr. Sullivan will serve as a Class II director (and, therefore, be up for election at the 2008 annual meeting of shareholders) and he has not yet been appointed to any Committees of the Board.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        Prior to the election of the new director described in Item 5.02 of this Current Report on Form 8-K, the Board approved an amendment to Section 3.01 of Article III of the Company’s Bylaws, as amended, to increase the size of the Board from nine directors to ten directors, divided into three classes consisting of three, four and three directors. This amendment was effective on July 10, 2007.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(3.1)	Amendment to the Bylaws of Journal Communications, Inc. effective July 10, 2007.

(3.2)	Bylaws of Journal Communications, Inc., as amended.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOURNAL COMMUNICATIONS, INC.
Date: July 10, 2007	By: /s/ Mary Hill Leahy
Mary Hill Leahy
Senior Vice President, General Counsel
and Chief Compliance Officer

JOURNAL COMMUNICATIONS, INC.

EXHIBIT INDEX TO FORM 8-K
Report Dated July 10, 2007

Exhibit No.

(3.1)	Amendment to the Bylaws of Journal Communications, Inc. effective July 10, 2007.

(3.2)	Bylaws of Journal Communications, Inc., as amended.